SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:
/ /     Preliminary Information Statement
/ /     Confidential, for Use of the Commission

        Only (as permitted by Rule 14c-5(d)(2))
/X/     Definitive Information Statement

                       The Preferred Group of Mutual Funds
        -----------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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        (1)  Title of each class of securities to which transaction applies:
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        (2)  Aggregate number of securities to which transaction applies:
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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4)  Proposed maximum aggregate value of transaction:
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        (5)  Total fee paid:
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/ /     Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid:

              (2)  Form, Schedule or Registration Statement No.:

              (3)  Filing Party:

              (4)  Date Filed:

                                    [Logo: The Preferred Group of Mutual Funds]


       THE PREFERRED VALUE FUND
       a series of The Preferred Group of Mutual Funds

INFORMATION STATEMENT
                           June 22, 2004


GENERAL INFORMATION

This information statement, which is first being mailed to shareholders on or about June 22, 2004, is distributed in connection with an action to be taken by written consent of the Majority Shareholder (as defined below) of the Preferred Value Fund (the "Fund"), a series of The Preferred Group of Mutual Funds (the "Trust"), on or about July 13, 2004, all as more fully described below. THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


The Trustees have set June 11, 2004 (the "Record Date") as the record date for determining the number of shares and the shareholders entitled to give consent and to receive this information statement. As of the Record Date, 19,669,555 shares of the Fund were outstanding. Information concerning shareholders who were known to be the record owners of more than 5% of the Fund's shares as of the Record Date is set forth below.

----------------------------------- --------------------- --------------------
NAME                                  NUMBER OF SHARES    PERCENT OF THE FUND

----------------------------------- --------------------- --------------------
Caterpillar Investment Trust 401(k)     15,220,105             77.38%
Plan ("Majority Shareholder")
----------------------------------- --------------------- --------------------
Mitra & Co. (Expediter Plans)            1,784,070               9.95%
----------------------------------- --------------------- --------------------



The address of the Majority Shareholder is 100 N.E. Adams Street, Peoria, Illinois 61629 and the address of Mitra & Co. is 1000 North Water Street, Milwaukee, WI 53202.

As of the Record Date, the Trustees and President of the Trust owned the following shares of the Fund:


-------------------------------- ------------------------- ----------------------------------------------------
NAME AND ADDRESS OF                  NUMBER OF SHARES                           NATURE OF
BENEFICIAL OWNER                   BENEFICIALLY OWNED*                    BENEFICIAL OWNERSHIP
-------------------------------- ------------------------- ----------------------------------------------------
Gary M. Anna                           32,119.183**                Shared voting and investment power
1501 W. Bradley Avenue
Peoria, IL  61625
-------------------------------- ------------------------- ----------------------------------------------------
William F. Bahl                         1,417.558                   Sole voting and investment power
212 E. Third Street
Suite 200
Cincinnati, OH  45202
-------------------------------- ------------------------- ----------------------------------------------------
David L. Bomberger                      3,884.271                   Sole voting and investment power
411 Hamilton Boulevard
Suite 1200
Peoria, IL  61602-1104

-------------------------------- ------------------------- ----------------------------------------------------
Kevin E. Colgan                          668.000                    Sole voting and investment power
100 N.E. Adams Street
Peoria, IL  61629-5330
-------------------------------- ------------------------- ----------------------------------------------------
Dixie L. Mills                           991.100                    Sole voting and investment power
Illinois State University
Campus Box 5500
Normal, IL  61761
-------------------------------- ------------------------- ----------------------------------------------------
Kenneth J. Zika                         1,969.785                   Sole voting and investment power
12202 Wake Robin Way
Dunlap, IL  61525

-------------------------------- ------------------------- ----------------------------------------------------


* As of the Record Date, each of the Trustees and the President of the Trust owned less than 1% of the Fund's outstanding shares, and the Trustees and the President of the Trust as a whole owned less than 1% of the Fund's outstanding shares.


** Includes 30,997.520 shares beneficially owned by Bradley University (the "Bradley Shares"). As Vice President for Business Affairs and Treasurer of Bradley University, Mr. Anna may be deemed to share beneficial ownership of the Bradley Shares. Mr. Anna disclaims beneficial ownership of the Bradley Shares.

Caterpillar Investment Management Ltd. ("CIML") serves as manager to the Fund. Caterpillar Securities Inc. ("CSI"), a wholly-owned subsidiary of CIML, serves as the Trust's distributor. The address of the principal executive offices of each of the Trust, CIML and CSI is 411 Hamilton Blvd., Suite 1200, Peoria, IL 61602.

FURTHER INFORMATION CONCERNING THE FUND IS CONTAINED IN ITS MOST RECENT ANNUAL AND SEMIANNUAL REPORTS TO SHAREHOLDERS, EACH OF WHICH MAY BE OBTAINED FREE OF CHARGE BY WRITING TO THE PREFERRED GROUP OF MUTUAL FUNDS, P.O. BOX 8320, BOSTON, MA 02266-8320 OR BY TELEPHONING 1-800-662-4769.

PROPOSED AGREEMENT. CIML has proposed that Lord, Abbett & Co. LLC ("Lord Abbett") serve as a subadviser to the Fund pursuant to a subadvisory agreement with CIML (the "Proposed Agreement"). As described more fully below in "Description of Proposed Agreement - Interim Subadviser Agreement," Lord Abbett assumed full subadvisory responsibility for its portion of the Fund on April 1, 2004 pursuant to an interim subadviser agreement (the "Interim Subadviser Agreement") that is expected to terminate upon the earlier to occur of the following: (i) the effectiveness of a subadviser agreement between CIML and Lord Abbett approved by the affirmative vote of a majority of the outstanding voting securities of the Fund (i.e., the Proposed Agreement); or (ii) the close of business on August 28, 2004. In order for Lord Abbett to serve as subadviser for the Fund following the termination of the Interim Subadviser Agreement, the Investment Company Act of 1940, as amended (the "1940 Act"), requires approval of the Proposed Agreement by both the Trust's Board of Trustees and the Fund's shareholders. Shareholder approval of the Interim Subadviser Agreement was not required under the 1940 Act.

Lord Abbett and Pacific Financial Research, Inc. ("PFR") each currently manage approximately one-half of the Fund's assets (although these proportions may vary due to differential performance). All amounts received by the Fund for sales of its shares and paid by the Fund for redemptions of its shares are split evenly between Lord Abbett and PFR.

The Proposed Agreement was approved (to be effective upon shareholder approval) by a majority of the Trustees, including a majority of those Trustees (the "Independent Trustees") who are not "interested persons" (as defined in the 1940
Act) of the Trust or any party to the Proposed Agreement, on May 10, 2004. The Trustees, including the Independent Trustees, have recommended approval of the Proposed Agreement by shareholders, and the Majority Shareholder has indicated on a preliminary basis that it intends to grant such approval by written consent.

A description of the Proposed Agreement and the services to be provided thereunder is set forth below under "Description of Proposed Agreement." Such description is qualified in its entirety by reference to the form of the Proposed Agreement set forth in Appendix A to this Information Statement. Additional information about CIML and Lord Abbett is set forth below under "Other Information."

DESCRIPTION OF PROPOSED AGREEMENT

REPLACEMENT OF SUBADVISER. CIML continuously monitors and evaluates the Fund's subadvisers and their performance on both an absolute basis and by comparison to other investment advisory firms that provide investment advisory services compatible with the Fund's investment objectives and policies.

As part of this ongoing process, in the first quarter of 2004, CIML analyzed information regarding the investment process, philosophy and performance of a large number of investment management firms, noting in particular their historic returns, volatility and portfolio characteristics. That analysis identified Lord Abbett as a potential successor to MFS Institutional Advisors, Inc. ("MFS"). CIML then compared the performance and volatility of the Fund against the performance and volatility of (i) accounts managed by Lord Abbett with a similar investment objective to the Fund and (ii) a hypothetical portfolio created by combining the returns and volatility of the accounts managed by Lord Abbett and PFR (assuming that Lord Abbett and PFR would each manage half of the hypothetical portfolio). After considering the performance comparison above and CIML's previous evaluation of the investment process and philosophy of MFS and Lord Abbett, CIML concluded that replacing MFS with Lord Abbett would be in the best interests of the Fund. In reaching that conclusion, CIML also took into account the fact that MFS had been terminated as the investment adviser to the defined benefit ERISA plan assets of, and certain investment products sponsored by, Caterpillar Inc. (the "Caterpillar Assets"), as well as recent actions taken by regulators against Massachusetts Financial Services Co. ("MFSC"), an affiliate of MFS, because MFSC permitted market timing in certain of its proprietary funds in contravention of such funds' prospectus disclosures. Based on the foregoing, CIML recommended, and the Board of Trustees on March 15, 2004 approved, the termination of the Fund's subadvisory agreement with MFS (effective March 31, 2004) and its replacement with (i) the Interim Subadviser Agreement (fully effective April 1, 2004) and (ii) the Proposed Agreement (to be effective shortly following shareholder approval, such effectiveness expected to be July 13, 2004).

PROPOSED AGREEMENT. Under the Proposed Agreement, Lord Abbett receives a fee from CIML based on the Fund assets that it manages (the "Lord Abbett Fund Assets") together with any other assets managed or advised by Lord Abbett relating to Caterpillar Inc. or any of its affiliates. (The Lord Abbett Fund Assets together with such other assets are collectively referred to as the "Lord Abbett Combined Assets.") The subadvisory fee is calculated based on the average quarterly net asset value, determined as of the last business day of each month in the calendar quarter, of the Lord Abbett Combined Assets at the annual rate of 0.75% of the first $10 million of Lord Abbett Combined Assets, 0.50% of the next $40 million of Lord Abbett Combined Assets, 0.35% of the next $50 million of Lord Abbett Combined Assets, 0.25% of the next $100 million of Lord Abbett Combined Assets and 0.20% of Lord Abbett Combined Assets over $200 million. This amount is then allocated based upon the ratio of Lord Abbett Fund Assets to

Lord Abbett Combined Assets. If the Proposed Agreement had been in effect during the year ended December 31, 2003, CIML would have paid Lord Abbett $442,952, which is 81.6% of the fee CIML paid to MFS for the same period in respect of such assets of the Fund (assuming Lord Abbett Combined Assets would have been the same as the Combined MFS Assets (as defined below) during the period).

The Proposed Agreement provides that, subject to the supervision of CIML and the Trustees, Lord Abbett will furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with its Prospectus and Statement of Additional Information. The Proposed Agreement would also require Lord Abbett to furnish, at its expense,
(i) all necessary investment and management facilities, including salaries of personnel, required for them to execute their duties thereunder faithfully and
(ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including assistance in obtaining and verifying prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

As permitted by Section 28(e) of the Securities Exchange Act of 1934 ("1934 Act"), the Proposed Agreement provides that Lord Abbett may cause the Fund to pay a broker-dealer which provides "brokerage and research services" (as defined in the 1934 Act) to Lord Abbett an amount of commission for effecting a securities transaction for the Fund in excess of the commission which another broker-dealer would have charged for effecting that transaction.

The Proposed Agreement provides that it will continue in effect for an initial term of two years from the date of execution (which is expected to be as of July 13, 2004) and thereafter so long as it is approved at least annually in accordance with the 1940 Act. The 1940 Act requires that, after the initial two-year term, all subadvisory agreements be approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of the Independent Trustees and (ii) the majority vote of the full Board of Trustees or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund. The Proposed Agreement terminates automatically in the event of assignment or the termination of the management contract between CIML and the Trust, and may be terminated without penalty by the Trust (through action of the Trust's Board of Trustees or a majority of the outstanding voting securities of the Fund) at any time, on written notice to CIML and Lord Abbett, by CIML on sixty days' written notice to Lord Abbett and by Lord Abbett on ninety days' written notice to CIML. To the extent required by the 1940 Act, the Proposed Agreement may be amended only by the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund.

The Proposed Agreement provides that Lord Abbett shall not be subject to any liability to the Trust, the Fund or CIML, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services thereunder, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

MFS SUBADVISER AGREEMENT. Except for the parties, dates and fees, there are no material differences between the Proposed Agreement and the subadvisory agreement between MFS and CIML with respect to the Fund (the "MFS Agreement") dated February 1, 2003, as amended. The Majority Shareholder approved the MFS Agreement on February 1, 2003 in connection with the replacement of the Fund's prior subadviser with MFS and PFR. The Trustees of the Trust last approved the continuance of the MFS Agreement on May 6, 2003 and approved the termination (effective March 31, 2004) of the MFS Agreement on March 15, 2004. Under the MFS Agreement, MFS received a fee from CIML based on the Fund assets (the "MFS Fund Assets") together with any other assets managed or advised by MFS relating to Caterpillar Inc. or any of its affiliates. (The MFS Fund Assets together with such other assets are collectively referred to as the "Combined MFS Assets.") The subadvisory fee was calculated based on the average quarterly net asset value, determined as of the last business day of each month in the calendar quarter, of the Combined MFS Assets at the annual rate of 0.55% of the first $50 million of Combined MFS Assets, 0.40% of the next $50 million of such assets, 0.35% of the next $100 million of such assets, 0.30% of the next $300 million of such assets and 0.25% of such assets in excess of $500 million. This amount was then allocated based upon the ratio of MFS Fund Assets to Combined MFS Assets. For the fiscal year ended June 30, 2003 (during which time MFS served as subadviser beginning January 1, 2003), the total investment advisory fee paid to MFS with respect to the Fund was approximately $267,783.

INTERIM SUBADVISER AGREEMENT. There are no material differences between the Interim Subadviser Agreement and the Proposed Agreement, except the Interim Subadviser Agreement (i) provides for the commencement of full subadvisory responsibilities on April 1, 2004, (ii) will terminate automatically upon the earlier to occur of (A) the effectiveness of a subadviser agreement between CIML and Lord Abbett approved by the affirmative vote of a majority of the outstanding voting securities of the Fund or (B) the close of business on August 28, 2004, (iii) cannot be terminated by Lord Abbett or CIML, (iv) effective March 15, 2004 through March 31, 2004, requires Lord Abbett to provide CIML with assistance in transitioning the composition of the Fund's holdings and (v) provides for compensation of Lord Abbett at the lower of the rates described above for the Proposed Agreement and the rates that were paid to MFS under the MFS Agreement (based on the Lord Abbett Combined Assets and Lord Abbett Fund Assets). The Trustees of the Trust approved the Interim Subadviser Agreement on March 15, 2004.

DESCRIPTION OF MANAGEMENT CONTRACT

MANAGEMENT CONTRACT. CIML serves as manager of the Fund pursuant to a management contract (the "Management Contract") between the Trust and CIML dated as of February 1, 2003. The Majority Shareholder of the Fund approved the Management Contract on February 1, 2003, in connection with a change in the management fee, and the Trustees of the Trust last approved the continuance of the Management Contract at a meeting held on May 10, 2004.

Under the Management Contract, subject to the control of the Trustees, CIML has agreed to furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with its Prospectus and Statement of Additional Information. The Management Contract expressly permits advisory services to be delegated to and performed by a subadviser. CIML also manages, supervises and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all salaries, fees and expenses of the officers and Trustees of the Trust who are affiliated with CIML.

Under the Management Contract, the Fund pays CIML a monthly fee based on average net assets of the Fund at an annual rate of 0.90% of such average net assets. For the fiscal year ended June 30, 2003, the Fund paid CIML $2,273,733. Under the Management Contract, the Fund bears all expenses of the Fund not expressly assumed by CIML. CIML's compensation under the Management Contract is subject to reduction to the extent that in any year the expenses of the Fund exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer or sale.

As permitted by Section 28(e) of the 1934 Act, the Management Contract provides that CIML may cause the Fund to pay a broker-dealer which provides brokerage and research services to CIML an amount of commission for effecting a securities transaction for the Fund in excess of the commission which another broker-dealer would have charged for effecting that transaction.

The Management Contract provides that it will continue in effect for an initial term of two years from the date of execution (which was February 1, 2003) and thereafter so long as it is approved at least annually in accordance with the 1940 Act. The 1940 Act requires that, after the initial two-year term, all advisory agreements be approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of the Independent Trustees and (ii) the majority vote of the full Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund. The Management Contract terminates automatically in the event of assignment, and may be terminated without penalty by either party on not more than sixty days' written notice.

The Management Contract provides that CIML shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

SHAREHOLDER CONSENT

Approval of the Proposed Agreement will require the consent of a majority of the outstanding voting securities of the Fund, which means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund or (ii) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy. As stated above, the Majority Shareholder has indicated that, as permitted by the Trust's by-laws, it intends to execute a consent to be effective on or about July 13, 2004, which would by itself constitute the necessary shareholder approval under the 1940 Act. No action is required to be taken by you as a shareholder of the Fund; this Information Statement is furnished to you for your information only in light of relevant federal securities laws.

OTHER INFORMATION

TRUSTEE REVIEW OF PROPOSED AGREEMENT. The Board of Trustees, including a majority of the Independent Trustees, considered and approved the Proposed Agreement at a meeting held on May 10, 2004. The Trustees considered all information they deemed reasonably necessary to evaluate the terms of the Proposed Agreement, including information provided to the Board in connection with a meeting held on March 15, 2004 (at which the Board approved the Interim Subadviser Agreement).


In arriving at their decision to approve the Proposed Agreement, the Trustees met with representatives of Lord Abbett and reviewed information prepared by CIML and Lord Abbett and materials provided by fund counsel. As part of their review, the Trustees: (i) examined Lord Abbett's ability to provide high quality investment management services to the Fund; (ii) considered information provided by Lord Abbett relating to the education, experience and number of investment professionals to be providing services under the Proposed Agreement; (iii) took into account the time and attention to be devoted by senior management of Lord Abbett to the Fund; and (iv) evaluated the level of skill required to manage the Fund. Based on the above, the Trustees concluded that the human resources to be devoted by Lord Abbett were appropriate to fulfill effectively its duties under the Proposed Agreement. The Trustees also considered the business reputation of Lord Abbett and its financial resources, and concluded that it would be able to meet any reasonably foreseeable obligations under the Proposed Agreement.


The Trustees received information concerning the investment philosophies and investment processes to be applied by Lord Abbett in managing the Fund. In this connection, the Trustees considered the in-house research capabilities of Lord Abbett as well as other resources available to Lord Abbett's personnel.

The Trustees concluded that the investment processes, research capabilities and philosophies of Lord Abbett were well suited to the Fund, given its investment objectives and policies.

The Trustees also considered information furnished by Lord Abbett with respect to the procedures and systems designed to fulfill Lord Abbett's fiduciary duties to the Fund relating to possible conflicts of interest, including the code of ethics of Lord Abbett, the procedures by which Lord Abbett allocates trades among its various investment advisory clients and the integrity of the systems in place to ensure compliance with the foregoing. The Trustees also received information concerning standards of Lord Abbett with respect to the execution of portfolio transactions. Lord Abbett also provided the Trustees with information addressing whether Lord Abbett had been subject to any regulatory investigations, regulatory proceedings or lawsuits. In addition, the Trustees noted that the standard of care applicable to Lord Abbett under the Proposed Agreement was comparable to that found in most mutual fund investment advisory agreements. The Trustees concluded that, based solely on such information, they were satisfied with Lord Abbett's integrity and commitment to the Fund's interests.


The Trustees considered information relating to the investment performance of accounts managed by Lord Abbett with similar investment objectives to the Fund and compared such performance to the prior performance of the Fund, to relevant performance benchmarks and to funds managed similarly by other advisers. The Trustees reviewed performance over various periods, including one-, three-, five- and ten-year periods, performance under different market conditions and during different phases of a market cycle and the volatility of Lord Abbett's returns. The Trustees also considered PFR's relatively less diversified portfolio management approach to Lord Abbett's more diversified approach and the anticipated effect of combining such approaches on the performance of the Fund. The Trustees considered that Lord Abbett had recently been appointed as an adviser to the Caterpillar Assets. The Trustees concluded that the anticipated scope and quality of the services to be provided by Lord Abbett, as well as the investment performance of the accounts managed by Lord Abbett, were sufficient, in light of market conditions, the resources to be dedicated by Lord Abbett and its integrity, its personnel and systems, and financial resources, to merit approval of the Proposed Agreement.


In reaching that conclusion, the Trustees also gave substantial consideration to the fees to be payable under the Proposed Agreement. The Trustees reviewed information concerning fees paid to Lord Abbett with respect to other accounts, fees paid to investment advisers of similarly-managed funds and fees paid to MFS under the MFS Agreement. For these purposes, the Trustees took into account not only the actual dollar amount of fees to be paid by CIML to Lord Abbett, but also took into account the estimated profitability of the Fund to Lord Abbett and so-called "fallout benefits" to Lord Abbett, such as any reputational value derived from serving as investment adviser to the Fund. In evaluating the fees to be paid under the Proposed Agreement, the Trustees also took into account the prior performance of Lord Abbett and the complexity of investment management for the Fund relative to other types of funds.

In their consideration of the Proposed Agreement, the Trustees noted that Lord Abbett may receive research services from brokers in connection with portfolio securities transactions for the Fund. The Trustees realize that research services furnished by brokers through which the Fund effects securities transactions may be used by Lord Abbett in advising other accounts that it advises. Conversely, research services furnished to Lord Abbett in connection with other accounts Lord Abbett advises may be used by Lord Abbett in advising the Fund.

Based on the foregoing, the Trustees concluded that the fees to be paid Lord Abbett under the Proposed Agreement were fair and reasonable, given the anticipated scope and quality of the services to be rendered by Lord Abbett.

AFFILIATED BROKERS. During the fiscal year ended June 30, 2003, the Fund placed orders for the purchase and sale of securities with J.P. Morgan Securities, Inc., an affiliate of J.P. Morgan Investment Management Inc. ("Morgan"), Deutsche Bank Securities, Inc. ("Deutsche Bank"), an affiliate of Oppenheimer Capital ("Oppenheimer"), Legg Mason Wood Walker, Inc., an affiliate of Western Asset Management Company ("Western") and Wachovia Securities, LLC, an affiliate of Jennison Associates LLC ("Jennison"). Morgan, Western and Jennison serve as subadvisers for the Preferred Money Market Fund, the Preferred Fixed Income Fund and the Preferred Large Cap Growth Fund, respectively, each a series of the Trust. Oppenheimer served as subadviser to the Fund until December 31, 2002.

Fiscal year ended June 30, 2003:
--------------------------------

--------------------------------------------------------------------------------
                                                               % of Fund's
                                   Amount of Brokerage           Aggregate
Affiliated Broker                     Commissions          Brokerage Commissions
--------------------------------------------------------------------------------
J.P. Morgan Securities, Inc.           $5,555                     0.96%
--------------------------------------------------------------------------------
Deutsche Bank Securities, Inc.           $500                     0.09%
--------------------------------------------------------------------------------
Legg Mason Wood Walker, Inc.             $390                     0.07%
--------------------------------------------------------------------------------
Wachovia Securities, LLC               $8,999                     1.55%
--------------------------------------------------------------------------------

CIML. CIML is a Delaware corporation and a wholly-owned subsidiary of Caterpillar Inc., a Delaware corporation. The directors and principal executive officer of CIML are: David L. Bomberger, President and Director; Kevin E. Colgan, Director; and Fred L. Kaufman, Treasurer and Director. The principal occupation of each of CIML's directors and principal executive officer is as a director and executive officer of CIML and/or certain of its corporate affiliates. Mr. Bomberger also serves as President of the Trust. In addition, Mr. Kaufman serves as Vice President and Treasurer of the Trust, and Sean X. McKessy, Clerk of CIML, serves as Clerk of the Trust. Mr. Colgan, Treasurer for Caterpillar Inc., also serves as Trustee for the Trust.

The address of the principal executive offices of CIML and Messrs. Bomberger and Kaufman is 411 Hamilton Blvd., Suite 1200, Peoria, IL 61602. The address of the principal executive offices of each of Caterpillar Inc. and Mr. Colgan is 100 N.E. Adams Street, Peoria, Illinois 61629.

LORD ABBETT. Lord Abbett is a Delaware limited liability company. It is owned by forty-six individuals who fully participate in the management and operation of the firm's investment activities. Robert S. Dow serves as Managing Partner and Chief Investment Officer of Lord Abbett. The partners serve as the firm's management committee with responsibility for setting the firm's business strategies and directing the firm's business efforts. The principal occupation of Mr. Dow and each of Lord Abbett's members is as member, managing member and/or employee of Lord Abbett.

The address of the principal executive offices of Lord Abbett, its managing member and its members is 90 Hudson Street, Jersey City, NJ 07302-3973.

OTHER INVESTMENT COMPANIES. Lord Abbett provides investment advisory services to other investment companies, the investment objective of which might be deemed similar to that of the Fund. Information with respect to such other investment companies is included in the table below.



OTHER SERVICE PROVIDERS. The Fund's transfer agent and dividend-paying agent is Boston Financial Data Services, Inc., 2000 Crown Colony Dr., 4th Floor, Quincy, MA 02169. The Fund's custodian is State Street Bank and Trust Company, P.O. Box 1713, Boston, MA 02101. The Fund's independent accountants are
PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY



------------------------------------ --------------------------- --------------------------------------------
NAME                                 SIZE 1                      COMPENSATION (AS A PERCENTAGE OF AVERAGE
                                                                 DAILY NET ASSETS)
------------------------------------ --------------------------- --------------------------------------------
AXP Partners Fund                    $420.4 million              0.35% on the first $200 million,
                                                                 0.27% on the next $200 million, and
                                                                 0.25% above $400 million
------------------------------------ --------------------------- --------------------------------------------
Investors Mark Series Fund, Inc. -   $7.7 million                0.45% on the first $40 million, and
Growth & Income Portfolio                                        0.40% above $40 million
------------------------------------ --------------------------- --------------------------------------------
Lord Abbett Affiliated Fund, Inc.    $16.9 billion               0.50% on the first $200 million,
                                                                 0.40% on the next $300 million,
                                                                 0.375% on the next $200 million,
                                                                 0.35% on the next $200 million, and
                                                                 0.30% above $900 million
------------------------------------ --------------------------- --------------------------------------------
Lord Abbett Research Fund, Inc. -    $423.1 million              0.75%
Large-Cap Series
------------------------------------ --------------------------- --------------------------------------------
Lord Abbett Securities Trust -       $12.6 million               0.45% on the first $2 billion,
Lord Abbett Large- Cap Value Fund                                0.375% on the next $3 billion, and
                                                                 0.35% above $5 billion
------------------------------------ --------------------------- --------------------------------------------
Lord Abbett Series Fund, Inc. -      $838.6 million              0.50%
Growth & Income Portfolio

------------------------------------ --------------------------- --------------------------------------------
Met Investors Series Trust - Lord    $2.6 billion                0.35% on the first $600 million,
Abbett Growth and Income Portfolio                               0.30% on the next $600 million, and
                                                                 0.20% above $1.2 billion
------------------------------------ --------------------------- --------------------------------------------
MLIG Variable Insurance Trust -      $27.3 million               0.35% on the first $200 million,
Roszel/Lord Abbett Affiliated                                    0.27% on the next $200 million, and
Portfolio                                                        0.25% above $400 million
------------------------------------ --------------------------- --------------------------------------------
MLIG Variable Insurance Trust -      $11.9 million               0.35% on the first $200 million,
Roszel/Lord Abbett Large Cap Value                               0.27% on the next $200 million, and
Portfolio                                                        0.25% above $400 million
------------------------------------ --------------------------- --------------------------------------------
The Phoenix Edge Series Fund -       $56.2 million               0.35% on the first $600 million,
Phoenix-Lord Abbett Large Cap                                    0.30% on the next $600 million, and
Value Series                                                     0.25% above $1.2 billion
------------------------------------ --------------------------- --------------------------------------------

   1 As of May 31, 2004.

                                   APPENDIX A

                              PREFERRED VALUE FUND

                              SUBADVISER AGREEMENT

Subadviser Agreement executed as of ____________, 2004 between CATERPILLAR INVESTMENT MANAGEMENT LTD., a Delaware corporation (the "Manager"), and LORD, ABBETT & CO. LLC, a Delaware limited liability company (the "Subadviser").

                                   WITNESSETH:

     That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.   SERVICES TO BE RENDERED BY SUBADVISER TO THE TRUST.

     (a) Subject always to the control of the Manager (to the extent contemplated by this Agreement and the Management Contract described in Section 4 hereof) and the trustees of The Preferred Group of Mutual Funds (the "Trustees"), a Massachusetts business trust (the "Trust"), including the Manager's authority to determine what securities or other property shall be purchased or sold by or for the Preferred Value Fund series of the Trust (the "Fund"), the Subadviser, at its expense, will furnish continuously an investment program for the Fund and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments. In the performance of its duties, the Subadviser (i) will comply with the provisions of the Trust's Agreement and Declaration of Trust and By-laws, including any amendments thereto (upon receipt of such amendments by the Subadviser), and the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Statement of Additional Information (copies of which will be supplied to the Subadviser upon filing with the Securities and Exchange Commission), (ii) will use its best efforts to safeguard and promote the welfare of the Fund, (iii) will comply with other policies which the Trustees or the Manager, as the case may be, may from time to time determine as promptly as practicable after such policies have been communicated to the Subadviser in writing, and (iv) shall exercise the same care and diligence expected of the Trustees. The Subadviser and the Manager shall each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund.

     (b) The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including oversight of the pricing of the Fund's portfolio and assistance in obtaining prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

     (c) In the selection of brokers, dealers or futures commissions merchants (collectively, "brokers") and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Subadviser shall comply with such policies established by the Trustees or the Manager and communicated to the Subadviser in writing and shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees or the Manager may determine and communicate to the Subadviser in writing, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to the Subadviser or any affiliated person of the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Fund and to other clients of the Subadviser and any affiliated person of the Subadviser as to which the Subadviser or any affiliated person of the Subadviser exercises investment discretion. The Trust agrees that any entity or person associated with the Subadviser or any affiliated person of the Subadviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

     (d) The Subadviser shall not be obligated to pay any expenses of or for the Trust or of or for the Fund not expressly assumed by the Subadviser pursuant to this Section 1.

2.   OTHER AGREEMENTS, ETC.

     It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Subadviser, and in any person controlling, controlled by or under common control with the Subadviser, and that the Subadviser and any person controlling, controlled by or under common control with the Subadviser may have an interest in the Trust. It is also understood that the Subadviser and persons controlling, controlled by or under common control with the Subadviser have and may have advisory, management service, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

3.   COMPENSATION TO BE PAID BY THE MANAGER TO THE SUBADVISER.

     The Manager will pay to the Subadviser as compensation for the Subadviser's services rendered, for the facilities furnished and for the expenses borne by the Subadviser pursuant to Section 1, a fee in accordance with Schedule A of this Agreement.

4.   ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

     This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract dated as of February 1, 2003 between the Manager and the Trust, with respect to the Fund, shall have terminated for any reason, and the Manager shall provide notice of any such termination of the Management Contract to the Subadviser; and, to the extent required by the Investment Company Act of 1940, as amended (the "1940 Act"), this Agreement shall not be amended unless such amendment be approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser.

5.   EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

     This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

     (a) The Trust may at any time terminate this Agreement by written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Subadviser, or

     (b) If (i) the Trustees or the shareholders of the Trust by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act, and the rules and regulations thereunder, or

     (c) The Manager may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time terminate this Agreement by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

     Action by the Trust under paragraph (a) above may be taken either (i) by vote of a majority of the Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

     Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.   CERTAIN INFORMATION.

     The Subadviser shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Subadviser shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, and under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement or any other agreement concerning the provision of investment advisory services to the Trust, (b) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust, (c) there is a change in control of the Subadviser or any parent of the Subadviser within the meaning of the 1940 Act or (d) there is a material adverse change in the business or financial position of the Subadviser.

7.   CERTAIN DEFINITIONS.

     For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

     For the purposes of this Agreement, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

8.   NONLIABILITY OF SUBADVISER.

     In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager, to the Trust, to the Fund, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services hereunder.

9.   EXERCISE OF VOTING RIGHTS.

     Except with the agreement or on the specific instructions of the Trustees or the Manager, the Subadviser shall exercise or procure the exercise of any voting right attaching to investments of the Fund.

10.  NOTICES.

     All notices, requests and consents shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid, to the other party at such address as may be furnished in writing by such party.

11.  CONSULTING WITH SUBADVISERS.

     (a) The Subadviser shall not consult with any Preferred Subadviser (other than an affiliated person of the Subadviser) concerning transactions of the Fund in securities or other assets.

     (b) To the extent that multiple Preferred Subadvisers serve as investment advisers of the Fund, the Subadviser shall be responsible for providing investment advice only with respect to such portion of the Fund as may from time to time be determined by the Manager.

     (c)  "Preferred Subadviser" means an investment adviser, as defined in
          Section 2(a)(20)(B) of the 1940 Act, for a series of the Trust. "Preferred Subadviser" shall include an investment adviser that serves as an investment adviser for a series of the Trust pursuant to an agreement between such investment adviser and a Preferred Subadviser.

     IN WITNESS WHEREOF, CATERPILLAR INVESTMENT MANAGEMENT LTD. and LORD, ABBETT & CO. LLC have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.



                                        CATERPILLAR INVESTMENT MANAGEMENT LTD.


                                        By: _______________________________
                                              Title:


                                        LORD, ABBETT & CO. LLC


                                        By: _______________________________
                                              Title:


         The foregoing is accepted by:


                                        THE PREFERRED GROUP OF MUTUAL FUNDS


                                        By: __________________________
                                              Title:

                                   SCHEDULE A

     1. For purposes of calculating the fee to be paid to the Subadviser under this Agreement:

          "Fund Assets" shall mean the net assets of the Fund managed by the Subadviser;

          "Plan Assets" shall mean the net assets of the portion of assets managed by the Subadviser, excluding the Fund, (i) of any constituent fund of the Caterpillar Investment Management Ltd. Tax Exempt Group Trust, (ii) of any assets managed or advised by the Manager for which the Subadviser has been appointed subadviser by the Manager, (iii) of Caterpillar Inc. or any of its subsidiaries or (iv) of any employee benefit plan sponsored by Caterpillar Inc. or any of its subsidiaries;

          "Combined Assets" shall mean the sum of Fund Assets and Plan Assets;
          and

          "Average Quarterly Net Assets" shall mean the average of the net asset value of the Fund Assets, Plan Assets or Combined Assets, as the case may be, as of the last business day of each month in the calendar quarter.

     2. The Subadviser fee shall be paid in arrears (within 10 days of receipt by the Manager of an invoice from the Subadviser) based upon the Average Quarterly Net Assets of the Combined Assets during the preceding calendar quarter. The fee payable for the calendar quarter shall be calculated by applying the annual rate, as set forth in the fee schedule below, to the Average Quarterly Net Assets of the Combined Assets, and dividing by four. The portion of the quarterly fee to be paid by the Manager shall be prorated based upon the Average Quarterly Net Assets of the Fund Assets as compared to the Average Quarterly Net Assets of the Combined Assets. For a calendar quarter in which this Agreement becomes effective or terminates, the portion of the Subadviser fee due hereunder shall be prorated on the basis of the number of days that the Agreement is in effect during the calendar quarter.

     3. The following fee schedule shall be used to calculate the fee to be paid to the Subadviser under this Agreement:

          --------------- ----------- ------------- ------------ -------------
             First $10      Next $40     Next $50     Next $100    Over $200
              Million        Million     Million       Million      Million

          --------------- ----------- ------------- ------------ -------------

               0.75%          0.50%       0.35%         0.25%        0.20%
          --------------- ----------- ------------- ------------ -------------